EXHIBIT 99.4

                              GRUBB & ELLIS COMPANY

                    UP TO [ ] SHARES OF COMMON STOCK OFFERED
                 PURSUANT TO RIGHTS DISTRIBUTED TO STOCKHOLDERS
                            OF GRUBB & ELLIS COMPANY

To Securities Dealers, Commercial Banks, Trust Companies and Other Nominees:

      This letter is being distributed to securities dealers, commercial banks, trust companies and other nominees in connection with the offering by Grubb & Ellis Company, a Delaware corporation (the "Company"), of up to [ ] shares of common stock (the "Common Stock"), of the Company, at a subscription price of ___. __ __ per share, pursuant to subscription rights (the "Rights") initially distributed to holders of record of the Common Stock, as of the close of business on February 25, 2002 (the "Record Date"). The Rights are described in the Prospectus and are evidenced by a Subscription Rights Certificate registered in your name or the name of your nominee.

      Each beneficial owner of shares of the Common Stock registered in your name or the name of your nominee is entitled to [ENTER FRACTION] Right for every one (1) share of the Common Stock owned by such beneficial owner. Holders of Rights are entitled to purchase one (1) share of the Common Stock for each whole Right.

      The Rights are non-transferable.

      We are asking you to contact your clients for whom you hold shares of Common Stock registered in your name or in the name of your nominee to obtain instructions with respect to the Rights. Enclosed are copies of the following documents:

      1.    The Prospectus;

      2. The "Instructions As To Use of Subscription Rights Certificates" [OR SUBSCRIPTION CERTIFICATES];

      3. A form of letter which may be sent to your clients for whose accounts you hold shares of the Company's common stock registered in your name or the name of our nominee, with space provided for obtaining such clients' instructions with regard to the Rights;

      4.    A  Notice   of   Guaranteed   Delivery   for   Subscription   Rights
            Certificates; and

      5. A return envelope addressed to Computershare Trust Company of New York, the Subscription Agent.

      Your prompt action is requested. The Rights will expire at 5:00 P.M., New York City Time on [_____ __, 2002], unless extended by the Company (the "Expiration Date").

      To exercise the Rights, a properly completed and executed Subscription Rights Certificate (unless the guaranteed delivery procedures are complied with) and payment in full for all Rights exercised must be delivered to Computershare Trust Company of New York as indicated in the Prospectus prior to 5:00 P.M., New York City Time on the Expiration Date.

      Additional copies of the enclosed materials may be obtained from Computershare Trust Company of New York, the Information Agent. Their toll-free telephone number is [(800) INSERT] or they may be called collect at (212) [INSERT].

                                              Very truly yours,

                                              GRUBB & ELLIS COMPANY




NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF GRUBB & ELLIS COMPANY, THE SUBSCRIPTION AGENT OR ANY OTHER PERSON MAKING OR DEEMED TO BE MAKING OFFERS OF THE COMMON STOCK ISSUABLE UPON VALID EXERCISE OF THE RIGHTS, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFERING EXCEPT FOR STATEMENTS MADE IN THE PROSPECTUS.

                          NOMINEE HOLDER CERTIFICATION

      The undersigned, a bank, broker, trustee, depository or other nominee holder of subscription rights ("Subscription Rights") to purchase shares of common stock, par value $0.01 per share ("Common Stock"), of Grubb & Ellis Company (the "Company") pursuant to the Rights Offering described and provided for in the Company's prospectus dated February __, 2002 (the "Prospectus"), hereby certifies to the Company and to Computershare Trust Company of New York, as Subscription Agent for the Rights Offering, that:

      (1) the undersigned has subscribed for the number of shares of Common Stock specified below pursuant to the Basic Subscription Privilege (as described in the Prospectus) on behalf of beneficial owners of Subscription Rights who have subscribed for the purchase of additional shares of Common Stock pursuant to the Over-Subscription Privilege (as described in the Prospectus), listing separately below each such exercised Basic Subscription Privilege and the corresponding Over-Subscription Privilege (without identifying any such beneficial owner); and

      (2)   each  such  beneficial   owner   exercising  its   Over-Subscription
            Privilege has exercised its Basic Subscription Privilege in full.

                           NUMBER OF SHARES
                           SUBSCRIBED FOR PURSUANT   NUMBER OF SHARES
NUMBER OF SHARES           TO BASIC SUBSCRIPTION     SUBSCRIBED FOR PURSUANT TO
OWNED ON THE RECORD DATE   PRIVILEGE                 OVER-SUBSCRIPTION PRIVILEGE
------------------------   -----------------------   ---------------------------

1. _____________________   _______________________   ___________________________

2. _____________________   _______________________   ___________________________

3. _____________________   _______________________   ___________________________

4. _____________________   _______________________   ___________________________

5. _____________________   _______________________   ___________________________



____________________________________________________________
Name of Bank, Broker, Trustee, Depository or Other Nominee

By: ___________________________________
           Authorized Signature

Name: _________________________________
          (please type or print)